EXHIBIT 99.1

Adesto® Reports Second Quarter 2019 Financial Results

Revenue Increases Sequentially and Year-Over-Year to a Record $30.2 Million; Generates Positive Free Cash Flow

SANTA CLARA, Calif., Aug. 06, 2019 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors and embedded systems for the IoT, today announced financial results for its second quarter ended June 30, 2019.

Second Quarter and Recent Highlights:

  Revenue increased 7.3% sequentially and 65.8% year-over-year to $30.2 million
  GAAP gross margin was 47.9% and non-GAAP gross margin was 48.1%
  GAAP operating expenses were $17.4 million and non-GAAP operating expenses were $14.3 million—better than guidance
  Adjusted EBITDA was a positive $0.9 million, representing the 9th consecutive quarter of positive adjusted EBITDA
  Generated positive free cash flow
  Announced the appointment of two highly experienced industrial executives to its board of directors

Commenting on the quarter, Narbeh Derhacobian, Adesto’s President and CEO, stated, “We posted another solid quarter with record revenue as our first-half revenue grew almost 75% over the same period in 2018.  All of our divisions posted year-over-year growth in the second quarter.  This strong growth is especially notable in the current global environment and serves as a testament to Adesto’s solid position in our target end markets as well as our operational execution. Additionally, our expanded revenue combined with lower operating expenses drove improved bottom line results and positive free cash flow.

“We also continued to make excellent progress expanding our sales pipeline across the industrial and consumer IoT markets, positioning us for a sustained expansion of revenue opportunities. The team’s execution on these new engagements is enabling roadmap discussions with new customers regarding our comprehensive solutions for a range of industrial applications, thus reflecting our evolution toward providing a fully integrated solutions platform from the IoT edge to the cloud. During the quarter, we began shipping our SmartServer™ IoT, the first truly open multi-protocol edge server for building automation and industrial IoT, which has been positively received by numerous global customers in various pilot programs.

“With multiple growth opportunities gaining momentum across our business, we expect our second-half revenue to grow more than 30% over the same period last year and at least 15% over the first half of 2019, as Adesto benefits from its position as a leading global systems, software and silicon supplier to IoT applications across multiple segments. We are also on track to achieve adjusted EBITDA margins in excess of 10% and non-GAAP profitability by end of the year.”

Second Quarter 2019 Results
Revenue in the second quarter of 2019 was $30.2 million, compared to $18.2 million in the second quarter of 2018 and $28.1 million in the previous quarter.

GAAP gross margin in the second quarter was 47.9%, compared to 42.7% in the second quarter of 2018 and 47.0% in the first quarter of 2019. Non-GAAP gross margin for the second quarter was 48.1% compared to 43.0% in the second quarter of 2018 and 49.4% last quarter.

GAAP operating expenses in the second quarter of 2019 were $17.4 million, compared to $11.7 million in the second quarter of 2018 and $19.2 million in the prior quarter. On a non-GAAP basis, operating expenses in the second quarter of 2019 were $14.3 million, compared to $8.3 million in the second quarter of 2018 and $14.4 million in the prior quarter.

GAAP net loss in the second quarter of 2019 was $4.3 million, or ($0.14) per share, compared to a net loss of $5.1 million, or ($0.24) per share, in the second quarter of 2018, and a net loss of $7.1 million, or ($0.24) per share, in the previous quarter.

On a non-GAAP basis, net loss for the second quarter of 2019 was $0.7 million, or ($0.03) per share, compared to a net loss of $1.6 million, or ($0.08) per share, in the second quarter of 2018 and a net loss of $1.6 million, or ($0.05) per share, in the previous quarter.

Adjusted EBITDA for the second quarter of 2019 was a positive $0.9 million, compared to a positive $0.1 million in the second quarter of 2018 and a positive $12 thousand in the first quarter of 2019.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Business Outlook
For the third quarter of 2019, the Company expects revenue to increase to a range between $31.5 million and $34.5 million. Non-GAAP gross margin is expected to be between 50% and 52%, and non-GAAP operating expenses are expected to range between $14.5 million and $15.5 million. Stock-based compensation expense is expected to be approximately $1.7 million and amortization of acquisition-related intangible assets approximately $1.8 million.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter 2019 financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 3988634. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Tuesday, August 13, 2019 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The confirmation code is 3988634.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses. We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of intangible assets. We have excluded the effect of amortization of intangible assets from our non-GAAP financial measures. Amortization of intangible assets expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Amortization of acquisition-related intangible assets includes acquired intangible assets such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
  Acquisition-related expenses.  We have excluded the effect of acquisition-related expenses from our non-GAAP financial measures. Acquisition-related expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.
  Inventory step-up related to acquisition accounting. In connection with our Echelon acquisition, accounting rules require us to adjust various balance sheet accounts, including inventory, to fair value at the time of the acquisition. This expense is part of cost of revenue. We exclude the amortization expense relating to the step up in fair value of our inventory to arrive at our non-GAAP measures as we believe it does not reflect the performance of our ongoing operations.
  Debt amortization costs. Debt amortization costs are excluded from non-GAAP results as they are non-cash. Excluding debt amortization costs from non-GAAP measures provides investors with a basis to compare us against the performance of other companies without the variability associated with such items.
  Revaluation of earnout liability. In connection with our S3 acquisition, we are required to evaluate and revalue, as appropriate, the projected earn out consideration payable under the terms of the acquisition. Any changes to the earn out liability are included in other income (expense). Any changes in the earn out liability are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations on an ongoing basis. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by such items.
  Impairment and other charges. Impairment and other charges consist primarily of impairment of inventory, estimated warranty reserves and severance costs. These costs are generally infrequent and, as a result, the company excludes such costs from its internal operating forecasts and models when evaluating its ongoing operations.

Our non-GAAP financial measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, inventory step up related to acquisition accounting, amortization of intangible assets, acquisition-related expenses, impairment and other charges, revaluation of earn-out liability and debt amortization costs. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP gross profit.  Non-GAAP gross profit is GAAP gross profit as reported in our condensed, consolidated statements of operations, excluding the impact of stock-based compensation expense and inventory step-up related to acquisition accounting.
  Non-GAAP operating expense. Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of intangible assets, acquisition-related expenses and impairment and other charges.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies Corp.
Adesto Technologies Corporation (NASDAQ: IOTS) is a leading provider of innovative application-specific semiconductors and embedded systems for the IoT. The company’s technology is used by more than 5,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things.
See: www.adestotech.com.

Follow Adesto on Twitter.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our strategic direction, expansion opportunities, product mix impacts on our gross margins, expanding our sales opportunities, the integration of Echelon Corporation and S3 Semiconductors and the expected synergies and benefits to Adesto and its customers, stockholders and investors from integrating Echelon Corporation and S3 Semiconductors, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: the businesses of the Company, Echelon and S3 Semiconductors may not be combined successfully, or such combinations may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of S3 Semiconductors and Echelon products will not be as high as anticipated; the expected growth opportunities from the acquisitions may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisitions, including adverse effects on ability to retain key personnel, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in the acquisition. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins;  our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including those discussed in the section captioned “Risk Factors” contained in an exhibit to our Current Report on Form 10-Q for the period ended March 31, 2019 and filed with the SEC on May 10, 2019, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Tuesday, August 6, 2019, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 6, 2019 press release, or to reflect the occurrence of unanticipated events.

Adesto, SmartServer and the Adesto logo are trademarks or registered trademarks of Adesto Technologies Corporation or its subsidiaries in the United States and other countries.  Other company, product, and service names may be trademarks or service marks of others.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1-650-336-4222
jen.bernier@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
+1-949-224-3874
sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,191	$8,630
Restricted cash	459	458
Accounts receivable, net	24,025	23,211
Inventories	14,769	18,635
Prepaid expenses	1,705	1,668
Other current assets	687	871
Total current assets	48,836	53,473
Property and equipment, net	7,714	7,085
Intangible assets, net	32,684	36,261
Operating lease right-of-use asset	4,641	-
Other non-current assets	1,810	1,729
Goodwill	38,640	38,640
Total assets	$134,325	$137,188
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	18,592	16,146
Accrued compensation and benefits	4,162	4,038
Accrued expenses and other current liabilities	4,343	5,172
Price adjustments and other revenue reserves	4,379	4,819
Earn-out liability, current	10,130	10,450
Operating lease liabilities, current	1,152	-
Term loan, current	182	141
Total current liabilities	42,940	40,766
Term loan, non-current	29,293	29,418
Operating lease liabilities, non-current	5,366	-
Deferred rent, non-current	-	1,947
Deferred tax liability, non-current	1,584	1,735
Other non-current liabilities	608	580
Total liabilities	79,791	74,446

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	187,156	184,158
Accumulated other comprehensive loss	(219)	(135)
Accumulated deficit	(132,406)	(121,284)
Total stockholders' equity	54,534	62,742
Total liabilities and stockholders' equity	$134,325	$137,188

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue, net	$30,155	$18,183	$58,268	$33,485
Cost of revenue	15,709	10,419	30,602	18,541
Gross profit	14,446	7,764	27,666	14,944
Operating expenses:
Research and development	7,447	4,283	14,969	7,840
Selling, general and administrative	8,158	4,690	16,093	8,968
Amortization of intangible assets	1,788	687	3,576	982
Acquisition related expenses	5	2,017	227	2,017
Impairment and other charges	-	-	1,694	-
Total operating expenses	17,398	11,677	36,559	19,807
Loss from operations	(2,952)	(3,913)	(8,893)	(4,863)
Other income (expense):
Interest expense, net	(1,377)	(1,181)	(2,747)	(1,322)
Other income (expense), net	(51)	(1)	169	9
Total other income (expense), net	(1,428)	(1,182)	(2,578)	(1,313)
Loss before benefit from income taxes	(4,380)	(5,095)	(11,471)	(6,176)
Benefit from income taxes	(70)	(37)	(101)	(16)
Net loss	$(4,310)	$(5,058)	$(11,370)	$(6,160)

Net loss per share:
Basic and diluted	$(0.14)	$(0.24)	$(0.38)	$(0.29)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	29,735,959	21,475,913	29,664,500	21,423,710

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018

GAAP gross profit		$14,446	$7,764	$27,666	$14,944
Stock-based compensation expense		67	48	132	73
Inventory step-up related to acquisition accounting		-	-	616	-
Non-GAAP gross profit		$14,513	$7,812	$28,414	$15,017

GAAP research and development expenses		$7,447	$4,283	$14,969	$7,840
Stock-based compensation expense		(490)	(247)	(879)	(430)
Non-GAAP research and development expenses		$6,957	$4,036	$14,090	$7,410

GAAP selling, general and administrative expenses		$8,158	$4,690	$16,093	$8,968
Stock-based compensation expense		(807)	(425)	(1,428)	(660)
Non-GAAP selling, general and administrative expenses		$7,351	$4,265	$14,665	$8,308

GAAP operating expenses		$17,398	$11,677	$36,559	$19,807
Stock-based compensation expense		(1,297)	(672)	(2,307)	(1,090)
Amortization of intangible assets		(1,788)	(687)	(3,576)	(982)
Acquisition related expenses		(5)	(2,017)	(227)	(2,017)
Impairment and other charges		-	-	(1,694)	-
Non-GAAP operating expenses		$14,308	$8,301	$28,755	$15,718

GAAP income (loss) from operations		$(2,952)	$(3,913)	$(8,893)	$(4,863)
Stock-based compensation expense		1,364	720	2,439	1,163
Inventory step-up related to acquisition accounting		-	-	616	-
Amortization of intangible assets		1,788	687	3,576	982
Acquisition-related expenses		5	2,017	227	2,017
Impairment and other charges		-	-	1,694	-
Non-GAAP income (loss) from operations		$205	$(489)	$(341)	$(701)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:		$(4,310)	$(5,058)	$(11,370)	$(6,160)
Stock-based compensation expense		1,364	720	2,439	1,163
Inventory step-up related to acquisition accounting		-	-	616	-
Amortization of intangible assets		1,788	687	3,576	982
Acquisition-related expenses		5	2,017	227	2,017
Impairment and other charges		-	-	1,694	-
Revaluation of earn-out liability		-	-	(320)	-
Debt amortization costs		405	-	806	-

	Non-GAAP net loss	(748)	(1,634)	(2,332)	(1,998)
Interest expense		985	1,199	1,966	1,353
Provision for (benefit from) income taxes		(70)	(37)	(101)	(16)
Depreciation and amortization		715	574	1,361	1,062
	Adjusted EBITDA	$882	$102	$894	$401

Non-GAAP diluted net loss per share		($0.03)	($0.08)	($0.08)	($0.09)

Weighted-average number of shares used in calculating
non-GAAP basic net loss per share		29,735,959	21,475,913	29,664,500	21,423,710

Incremental shares upon conversion of
stock options, restricted stock units and warrants		-	-	-	-

Weighted-average shares used in calculating
non-GAAP diluted net loss per share		29,735,959	21,475,913	29,664,500	21,423,710